                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                          Georgia-Pacific Corporation
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            (Exact name of registrant as specified in its charter)

              Georgia                                  93-0432081
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  (State of incorporation or organization)  (I.R.S. Employer Identification No.)

133 Peachtree Street, N.E., Atlanta, Georgia              30303
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  (Address of principal executive offices)               (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number to which this form relates:
333-80757 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of each class                                           Name of each exchange on which
                to be so registered                                            each class is to be registered

  Premium Equity Participating Security Units--PEPS Units                        The New York Stock Exchange
----------------------------------------------------------            --------------------------------------------------------

----------------------------------------------------------            --------------------------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
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                               (Title of class)

--------------------------------------------------------------------------------
                               (Title of class)
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                                                                               2

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant's Securities to Be Registered.

          The class of securities to be registered hereby are the Premium Equity Participating Security Units--PEPS Units (the "PEPS Unit") of Georgia-Pacific Corporation, a Georgia corporation.

          For a description of the PEPS Unit, reference is made to Amendment No. 1 to the Registration Statement on Form S-3 of Georgia-Pacific Corporation (Registration No. 333-80757), filed with the Securities and Exchange Commission on June 23, 1999 (the "Form S-3"), and the form of prospectus supplement for the PEPS Units included therein, which description is incorporated herein by reference.

Item 2.   Exhibits.

          *1. Form of Purchase Contract Agreement between Georgia-Pacific Corporation and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4(p) to the Form S-3).

          *2. Form of Pledge Agreement among Georgia-Pacific Corporation, The Chase Manhattan Bank, as Collateral Agent and Securities Intermediary, and The First National Bank of Chicago, as Purchase Contract Agent (incorporated herein by reference to Exhibit 4(q) to the Form S-3).

          *3. Form of Remarketing Agreement between Georgia-Pacific Corporation and Morgan Stanley & Co. Incorporated (incorporated by reference to Exhibit 4(u) of the Form S-3).

          *4. Form of PEPS Units and Treasury PEPS Units (incorporated herein by reference to Exhibit 4(v) to the Form S-3).

           5. Indenture, dated as of March 1, 1983, between Georgia-Pacific Corporation and The Chase Manhattan Bank (National Association), as Trustee (filed as Exhibit 4.4(i) to Georgia-Pacific Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-3506) and incorporated herein by reference thereto).

           6. First Supplemental Indenture to the Indenture, dated July 27, 1988, among Georgia-Pacific Corporation, The Chase Manhattan Bank (National Association), as Trustee, and Morgan Guaranty Trust Company of New York, as Successor Trustee (filed as Exhibit 4.4(ii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-3506), and incorporated herein by reference to Exhibit A to Exhibit 4.8 to the Form S -
               3).

           7. Agreement of Resignation, Appointment and Acceptance, dated as of January 31, 1992, by and among Georgia-Pacific Corporation, Morgan Guaranty Trust Company of New York, as Trustee, and The Bank of New York, as Successor Trustee (filed as Exhibit 4.4(iii) to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File No. 1-3506, and incorporated herein by reference thereto).

           8. Form of Senior Deferrable Note (incorporated herein by reference to Exhibit 4(d) to the Form S-3).

_______________

* To be included in Amendment No. 2 to the Registration Statement on Form S-3 (File No. 333-80757).
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


     Date:  June 25, 1999          GEORGIA-PACIFIC CORPORATION



                                   By: /s/ John F. McGovern
                                      ------------------------------------
                                   Name:   John F. McGovern
                                   Title:  Executive Vice President-Finance and
                                           Chief Financial Officer